Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. Unless permitted under securities legislation, the holder of this security must not trade the security before the date which is 4 months and a day after the distribution date.

Original Issue Date: February 22, 2023	$3,125,000

20.0% ORIGINAL ISSUE DISCOUNT

CONVERTIBLE DEBENTURE

THIS 20.0% ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE is a duly authorized and validly issued 20.0% Original Issue Discount Convertible Debenture of Liquid Media Group Ltd., a corporation organized under the laws of British Columbia, Canada (the “Company”), having a place of business at #401, 750 West Pender Street, Vancouver, BC V6C 2T7 Canada, designated as its 20.0% Original Issue Discount Convertible Debenture (this debenture, this “Debenture”).

FOR VALUE RECEIVED, the Company promises to pay to [●], or its registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $3,125,000 (the “Principal Amount”) on the date the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The entire Principal Amount, together with any accrued and unpaid Default Interest and any other unpaid fees or other amounts outstanding under this Debenture shall be due and payable on the earlier to occur of (a) the first (1st) anniversary of the Registration Statement Effective Date, or (b) the eighteen (18) month anniversary of the Closing Date (such date, the “Maturity Date”), or on such earlier date as all or any portion of the Principal Amount, any such accrued and unpaid Default Interest and/or any such other unpaid fees and/or other amounts outstanding under this Debenture may be due and payable in accordance with the terms of this Debenture, whether upon acceleration or otherwise in accordance with the terms of this Debenture.

This Debenture is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Delaware Courts” shall have the meaning set forth in Section 10(d).

“Event of Default” shall have the meaning set forth in Section 9(a).

“Fundamental Transaction” means the occurrence after Original Issue Date of any of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) 150% of the outstanding principal amount of this Debenture, plus (b) 150% of all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Option” shall have the meaning set forth in Section 5(b)(i).

“Original Issue Date” means the date of the first issuance of the Debenture, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debenture, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(bb) attached to the Purchase Agreement, (c) indebtedness of up to an aggregate of $100,000, inclusive of any interest, fees, penalties or other amounts due or payable thereunder; (d) indebtedness which may be assumed in connection with any strategic acquisition; (e) indebtedness under agreements or arrangements with respect to refinancing the Indebtedness set forth on Schedule 3.1(bb) to the Purchase Agreement, provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Debenture, and (f) indebtedness supported by the U.S. Small Business Administration (the “SBA”) under the Payroll Protection Program and any future similar relief programs pursuant to the (i) Coronavirus Aid, Relief, and Economic Security Act of 2020, as supplemented by regulations promulgated by the SBA, and (ii) future Congressional legislation which is enacted into law and contains forgiveness of indebtedness provisions; provided that any such indebtedness referenced in the foregoing clauses (b), (c), (d) and (e) is subordinated in whole to the indebtedness under the Transaction Documents.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with IFRS, and (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Prepayment Amount” means the product of (i) the sum of (a) the outstanding principal amount of this Debenture, plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture, multiplied by (ii) (x) 1.15 if the Company prepays this Debenture.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 22, 2023 by and between the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Revenue Sweep” shall have the meaning set forth in Section 9(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.                   Principal.

a)                  Payment of Principal. The principal amount of this Debenture shall be due and payable to the Holder on the Maturity Date.

b)                  Prepayment. The Company shall have the option to prepay this Debenture at any time after the Original Issue Date at an amount equal to the Prepayment Amount.

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Section 3.                   Registration of Transfers and Exchanges.

a)                  Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debenture of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)                  Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)                  Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                   Conversion.

a)                  Voluntary Conversion. Following the six (6) month anniversary of the date hereof, this Debenture (including any accrued but unpaid default interest and all other amounts, costs, expenses and liquidated damages due in respect of this Debenture) shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus any accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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b)                  Conversion Price. The conversion price in effect on any Conversion shall be equal to eighty-five percent (85%) of the lowest VWAP of the Company’s Common Stock during the ten (10) Trading Day period immediately prior to the applicable Conversion Date (the “Conversion Price”). The Conversion Price shall in no event be lower than twenty (20%) percent of the Nasdaq official closing price of the common stock on the Closing Date; provided that the foregoing limitation shall not apply in the event that a Listing Default has occurred and remains uncured.

Nothing in this Section 4(b) shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c)                  Mechanics of Conversion.

i.                        Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture, plus any accrued interest thereon, to be converted by (y) the Conversion Price.

ii.                        Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder, (A) the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Debenture and (B) a bank check or wire transfer in the amount of any accrued and unpaid interest. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. The Conversion Shares to be delivered pursuant to this Section 4(c)(ii) shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with the Depository trust company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the requisite holding period provided by Rule 144 for the resale of the Conversion Shares by the Holder has been satisfied, and otherwise by delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant any such conversion of the Debenture and issuance of Conversion Shares under this Section 4. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as any portion of this Debenture remains outstanding (the “Transfer Agent”).

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iii.                        Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv.                        Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 125% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the third (3rd) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v.                        Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

vi.                        Reservation of Shares Issuable Upon Conversion. The Company covenants that in accordance with and pursuant to Section 4.11 of the Purchase Agreement it will at all times reserve and keep available out of authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of any interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than 300% of such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions required by Section 4.11 of the Purchase Agreement) and as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Conversion Shares is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

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vii.                        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.                        Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Conversion Shares.

d)                  Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Warrant) beneficially owned by the

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Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5.                   Certain Adjustments. The number of Conversion Shares issuable upon conversion of this Debenture or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Debenture or any portion thereof) and the Conversion Price therefor are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all obligations hereunder are repaid or this Debenture is converted into Conversion Shares:

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a)      The Conversion Price of this Debenture will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

b)      In case of any Change of Control Transaction or Fundamental Transaction then, the Holder, upon the conversion of this Debenture at any time after the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be), will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Debenture prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be) if the Holder had converted this Debenture immediately prior thereto, subject to further adjustment as provided in this Debenture, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Debenture. The Company will cause the successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) to duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Debenture and, in each such case, the terms of the Debenture will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Debenture after the consummation of such reorganization, consolidation or merger.

c)      In case all the authorized Conversion Shares of the Company are converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Debenture at any time after the date on which the Common Stock is so converted or ceases to exist (the “End Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the End Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the End Date if the Holder had converted this Debenture with respect to the Former Number of Conversion Shares immediately prior to the End Date (all subject to further adjustment as provided in this Debenture).

The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price, or the number of Conversion Shares or other securities issuable upon conversion of this Debenture and cause such certificate to be delivered to the Holder in accordance with the notice provisions set forth in this Debenture. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Debenture need not be changed because of any adjustment in the Conversion Price, as the case may be, or in the number of Conversion Shares issuable upon its conversion, unless the Holder determines in its reasonable judgment that a change to the form of this Debenture is necessary in order to effect the provisions of this Section 5.

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Section 6.                  Repayment of Debenture. In the event of a Subsequent Financing or Subsequent Financings or debt financing, the proceeds of which are in excess of $2,500,000 in the aggregate, the Holder may require the Company to use fifty percent (50%) of such proceeds in excess of $2,500,000 therefrom to repay this Debenture.

Section 7.                   Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)                  other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (for the avoidance of doubt, this shall include that the Company shall not enter into any factoring agreement, merchant cash advance agreement or similar arrangement without prior written consent of the Holder, provided however that the Holder shall negotiate with the Company in good faith in the event such an arrangement is required for the Company to continue operations and excluding those arrangements that have already been entered into as of the date of the Purchase Agreement);

b)                  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)                  amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)                  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Debenture, or (iii) shares of Common Stock and Common Stock Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock Equivalents are not acquired for cash;

e)                  repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debenture if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date and the Permitted Indebtedness set forth on Schedule 4.9 to the Purchase Agreement, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

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f)                   pay cash dividends or distributions on any equity securities of the Company, except for dividends required to be paid to shareholders of the Company’s Series D Preferred Shares pursuant to the terms thereof;

g)                  enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

h)                  enter into any agreement with respect to any of the foregoing.

Section 8.                    Most Favored Nation. While this Debenture or any principal amount, interest or fees or expenses due hereunder remain outstanding and unpaid, the Holder shall be entitled to accept the securities and terms of any Subsequent Financing and exercise the MFN Right pursuant to the terms and conditions set forth in Section 4.19 of the Purchase Agreement.

Section 9.                    Events of Default.

a)                  “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.                        any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii.                        the Company shall fail to observe or perform any other material covenant or agreement contained in the Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) five (5) Trading Days after the Company has become or should have become aware of such failure;

iii.                        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document, or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

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iv.                        any material representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.                        the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi.                       the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.                       the Common Stock shall not be eligible for listing or quotation for trading on the Nasdaq Capital Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days (a “Listing Default”);

viii.                      the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.                        the Registration Statement shall not have been declared effective by the Commission on or prior to June 14, 2023 and the Company does not meet the current public information requirements under Rule 144 in respect to the Conversion Shares based upon the deadline for filing SEC Reports pursuant to the Rules or other authority of the SEC;

x.                         the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions in accordance with the terms hereof;

xi.                        the Company shall fail to maintain directors and officers insurance coverage of at least $1,000,000 at any point in time while this Debenture is outstanding;

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xii.                        the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; or

xiii.                       except as set forth and disclosed on Schedule 3.1(j) of the Purchase Agreement, any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days.

b)                  Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing upon the occurrence of any Event of Default, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law until such Event of Default is cured, if capable of being cured. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 9(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Notwithstanding the foregoing, in the event that an Event of Default has occurred and is continuing without cure, at the end of each calendar month thereafter until the Event of Default has been cured, Holder shall be entitled to sweep the cash received in the bank accounts of the Company and its Subsidiaries, as reasonably determined by the Holder and the Company, in an aggregate amount equal to 20% of the consolidated revenue of the Company and its Subsidiaries during such calendar month (as determined by IFRS in the case of any dispute) (the “Revenue Sweep”). The Company agrees to execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out this Section; it being understood that the Company shall use its best efforts to request that any of the applicable banks agree to any deposit account control agreement that may reasonably be required by the Holder. Additionally, upon the occurrence and continuance of an Event of Default, the Conversion Price shall be adjusted to the lower of (i) the Conversion Price on the date of the Event of Default or (ii) 60% discount to the lowest VWAP of the Company’s Common Stock during the five (5) Trading Day period immediately prior to the Conversion Date subject to the limitation set forth in Section 4(b).

Section 10.                   Miscellaneous.

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a)                  Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)                  Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

c)                  Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

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d)                  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)                  Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)                   Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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g)                  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h)                  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)                   Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 11. Disclosure. Any attempt by the Company or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the Company, to the Holder or its successors and assigns, which is not immediately cured by Company’s filing of a Form 6-K pursuant to Regulation FD on that same date, shall be treated as an Event of Default.

Section 12. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.5 of the Purchase Agreement.

Section 13. Reserved.

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Section 14. Usury Laws. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Debenture or any other Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LIQUID MEDIA GROUP LTD.

By:
Name: Sheri Rempel
Title: Chief Financial Officer

Email for delivery of Notices:

#401, 750 West Pender Street,
Vancouver, BC V6C 2T7
Canada
Attn Corporate Secretary
Email: [●]

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 20.0% Original Issue Discount Senior Convertible Debenture of Liquid Media Group Ltd., a corporation organized under the laws of British Columbia, Canada (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ________

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued: _______

Signature: ________________

Name: _________________

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_________________
Account No:_______________

Schedule 1

CONVERSION SCHEDULE

The 20.0% Original Issue Discount Senior Convertible Debenture in the aggregate principal amount of $____________ is issued by Liquid Media Group Ltd., a corporation organized under the laws of British Columbia, Canada. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Principal Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion	Company Attest